UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2004

Nektar Therapeutics
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23556	94-3134940
(Commission File No.)	(IRS Employer Identification No.)

150 Industrial Road San Carlos, CA 94070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Item 5.  Other Events and Regulation FD Disclosure.

On March 8, 2004, Nektar Therapeutics (the “Company”) entered into an underwriting agreement with Lehman Brothers Inc. relating to the sale of 9,500,000 shares of the Company’s common stock to Lehman Brothers Inc. at a purchase price of $20.71 per share.  The initial price to the public will be $21.00 per share.  The offering of the shares will be made by means of a prospectus, a copy of which may be obtained from Lehman Brothers, Inc.  The prospectus, which consists of a prospectus supplement and a base prospectus, has been filed with the Securities and Exchange Commission.  A copy of the press release announcing the offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.  Attached as Exhibit 1.1 hereto is the underwriting agreement by and between Nektar Therapeutics and Lehman Brothers Inc.  Attached as Exhibit 5.1 hereto is the opinion of Cooley Godward LLP, relating to the legality of the shares to be issued.

On March 9, the Company issued a press release entitled “Nektar Therapeutics Announces Details of Redemption of 3% Convertible Subordinated Notes due June 2010.”  A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Number	Description

1.1	Underwriting Agreement, dated March 8, 2004, by and between Nektar Therapeutics and Lehman Brothers Inc.

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1

99.1	Press Release, dated March 8, 2004, entitled “Nektar Therapeutics Announces Common Stock Public Offering”

99.2	Press Release, dated March 9, 2004, entitled “Nektar Therapeutics Announces Details of Redemption of 3% Convertible Subordinated Notes due June 2010”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Dated: March 11, 2004	By:	/s/ Ajit S. Gill
Ajit S. Gill
President, Chief Executive Officer and
Director

Exhibit Index

Number	Description

1.1	Underwriting Agreement, dated March 8, 2004, by and between Nektar Therapeutics and Lehman Brothers Inc.

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1

99.1	Press Release, dated March 8, 2004, entitled “Nektar Therapeutics Announces Common Stock Public Offering”

99.2	Press Release, dated March 9, 2004, entitled “Nektar Therapeutics Announces Details of Redemption of 3% Convertible Subordinated Notes due June 2010”